UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
May 31, 2013
Date of Report (Date of earliest event reported)

BOSTON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54586	27-0801073
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

1750 Elm Street, Manchester, NH 03104
(Address of principal executive offices)          (Zip Code)

(603) 935-9799
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 FR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2013, the Board of Directors (the “Board”) of Boston Therapeutics, Inc. (the “Company”) adopted, subject to stockholder approval, an amendment and restatement of the 2010 Stock Plan (as amended and restated, the “Plan”). On May 31, 2013, the stockholders of the Company approved the Plan. The amendment to the Plan increased the total number of shares of the Company’s Common Stock authorized for issuance under the Plan by 2,500,000 shares, from 5,000,000 shares to 7,500,000 shares and revised the types of awards issuable under the Plan to limit the Plan to the issuance of stock options and restricted stock. The amendment did not make any other changes to the Plan.   The amendment will take effect as described in Item 5.07 below.

The Plan is administered by the Compensation Committee of the Board of Directors. The Plan permits the Compensation Committee (or any other subsequent governing body) to grant stock options to purchase the Company’s Common Stock and restricted stock awards of the Company’s Common Stock to employees, consultants and directors of the Company. Options cannot be granted with an exercise price of less than 100% of the stock’s fair market value determined in accordance with the Plan.

The foregoing summary of the Plan are qualified in their entirety by reference to the full text of the Plan, which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 18, 2013, the Board adopted, subject to stockholder approval, a Certificate of Amendment (the “Certificate of Amendment”) to the Company’s Certificate of Incorporation.  On May 31, 2013, the stockholders of the Company approved the Certificate of Amendment. The Certificate of Amendment increased the total number of shares of the Company’s Common Stock authorized for issuance by 100,000,000 shares, from 100,000,000 shares to 200,000,000 shares.   The Certificate of Amendment did not make any other changes to the Certificate of Incorporation.  The Certificate of Amendment will take effect as described in Item 5.07 below.

The above description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.2 to this Current Report and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2013, the holders of 10,873,585 shares of Common Stock, representing a majority of the voting rights of our outstanding Common Stock, delivered an executed written consent in lieu of a special meeting authorizing and approving the amended to the Plan described in Item 5.02 above and the Certificate of Amendment described in Item 5.03 above.

The Company will file a preliminary Information Statement on Schedule 14C with the SEC with respect to the matters approved by the stockholders and as soon as it may do so, will mail the Schedule 14C to its stockholders of record as of May 31, 2013.  The amendment to the Plan will then be effective 20 days after that mailing and the Certificate of Amendment will be effective upon its filing with the Secretary of State of the State of Delaware, which the Company expects will occur 20 days after that mailing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	Certificate of Amendment

10.1	Amended and Restated 2010 Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON THERAPEUTICS, INC.

Date: June 6, 2013	By:	/s/ David Platt, Ph.D.
David Platt
Chief Executive Officer

Exhibit Index

Exhibit No.

3.1	Certificate of Amendment

10.1	Amended and Restated 2010 Stock Plan